SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14C

SCHEDULE 14C INFORMATION

INFORMATION STATEMENT PURSUANT TO SECTION 14(C) OF THE
SECURITIES EXCHANGE ACT OF 1934, AS AMENDED
Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934
Check the appropriate box:
☒ Preliminary Information Statement
☐ Definitive Information Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

Liberty Tax, Inc.
(Name of Registrant As Specified In Its Charter)

Payment of Filing Fee (Check the Appropriate Box):
☒ No fee required.
☐ Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which the transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐ Fee paid previously with preliminary materials
☐ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount previously paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

LIBERTY TAX, INC.
NOTICE OF STOCKHOLDER ACTION BY WRITTEN CONSENT

[•], 2019

Dear Fellow Stockholder:

We are distributing this Notice of Stockholder Action by Written Consent (the “Notice”) and the accompanying Information Statement to the holders of common stock, par value $0.01 per share (the “Common Stock”), of Liberty Tax, Inc., a Delaware corporation (the “Company,” “we,” “us” or “our”) in accordance with Rule 14c-2 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the notice requirements of the General Corporation Law of the State of Delaware (the “DGCL”). The purpose of this Notice and the Information Statement is to notify the Company’s stockholders that, in lieu of a special meeting of the Company’s stockholders, and pursuant to Sections 228 and 242 of the DGCL, the holders of approximately 63.25% of the voting power of our total outstanding capital stock as of July 26, 2019 (the “Voting Stockholders”), have adopted by written consent (the “Written Consent”) certain amendments (the “Amendments”) to the Company’s Second Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”). A copy of the form of the Amendments is attached to this Information Statement as Appendix A.

In summary, the Amendments will:

•	Change the Company’s name to “Franchise Group, Inc.”;

•
Increase the number of authorized shares of the Company to 200,000,000, of which authorized shares 180,000,000 shares will be Common Stock and 20,000,000 shares will be preferred stock, par value $0.01 per share;

•
Provide a requirement that all holders of Common Stock will receive consideration in the same form and of the same kind and amount, calculated on a per share basis, in certain fundamental transactions; and

•
Provide that certain transactions with persons owning 20% or more of the then outstanding Common Stock will require (i) the approval of 66-2/3% of the voting power of the Company’s capital stock held by unaffiliated stockholders, (ii) the approval of independent directors or (iii) the satisfaction of certain price requirements.

This Notice shall constitute notice to you of the taking by the Voting Stockholders of action by written consent under Section 228 of the DGCL. The Written Consent is the only stockholder action required to effect the Amendments under the DGCL and our Certificate of Incorporation; no consents or proxies are being requested from our stockholders, and the Board of Directors is not soliciting your consent or proxy in connection with the Amendments. The accompanying Information Statement is being provided to you for your information to comply with the requirements of Regulation 14C of the Exchange Act. The Information Statement constitutes notice to you of the aforementioned corporate action to be taken without a meeting, by less than unanimous consent of our stockholders, pursuant to Section 228 of the DGCL. You are urged to read the Information Statement carefully in its entirety. However, no action is required on your part in connection with the Information Statement or the action taken by the Voting Stockholders, including with respect to the adoption of the Amendments. No meeting of our stockholders will be held nor proxies requested because we have received written consent to these matters from the Voting Stockholders who collectively hold a majority of the voting power of the aggregate issued and outstanding shares of our capital stock.

The Amendments will only become effective upon the filing of a Certificate of Amendment with the Secretary of State of the State of Delaware, which, pursuant to Rule 14c-2(b) of the Exchange Act, will occur no earlier than 20 calendar days after this Information Statement is first mailed or otherwise delivered to our stockholders. We intend to begin distributing this Notice and Information Statement to our stockholders on [•], 2019. The record date established for purposes of determining the number of issued and outstanding shares of Common Stock, and thus the stockholders entitled to receive this Notice and Information Statement, was July 26, 2019.

THIS IS FOR YOUR INFORMATION ONLY. YOU DO NOT NEED TO DO ANYTHING IN RESPONSE TO THIS INFORMATION STATEMENT. THIS IS NOT A NOTICE OF A MEETING OF STOCKHOLDERS, NO STOCKHOLDER MEETING WILL BE HELD TO CONSIDER ANY MATTER DESCRIBED HEREIN AND NO PROXIES ARE BEING SOLICITED IN CONNECTION WITH THE ACTION DESCRIBED HEREIN.

Sincerely,

Andrew M. Laurence Chairman of the Board of Directors Liberty Tax, Inc.

Liberty Tax, Inc.
1716 Corporate Landing Parkway
Virginia Beach, Virginia 23454

INFORMATION STATEMENT

WE ARE NOT ASKING YOU FOR A PROXY AND
YOU ARE REQUESTED NOT TO SEND US A PROXY

INTRODUCTION

This Information Statement is being furnished to the holders of common stock, par value $0.01 per share (the “Common Stock”) of Liberty Tax, Inc. (the “Company,” “we,” “us,” or “our”) in accordance with Rule 14c-2 of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), and the General Corporation Law of the State of Delaware (the “DGCL”). The purpose of this Information Statement is to notify the Company’s stockholders of an action approved by the Company’s board of directors (the “Board”) (including all members of the Board other than certain directors who are affiliated with (or have an interest in affiliates of) Vintage Capital Management, LLC (“Vintage”)) and a special committee of independent directors of the Board (the “Special Committee”), and adopted by written consent in lieu of a meeting (the “Written Consent”) by the holders (the “Voting Stockholders”) of shares of our outstanding capital stock representing a majority of the total number of votes of our capital stock as of July 26, 2019 (the “Record Date”), pursuant to Sections 228 and 242 of the DGCL.

The ability of the Voting Stockholders to adopt the Amendments without a meeting of the stockholders is authorized by Section 228 of the DGCL and Section 3.12 of the Company’s Second Amended and Restated Bylaws (the “Bylaws”), which provide that actions which may be taken at a meeting of our stockholders may be taken without a meeting if a written consent that sets forth the action so taken is signed by stockholders holding at least a majority of the outstanding stock entitled to vote thereon, and such consent shall have the same force and effect as a majority vote of the stockholders.

On July 10, 2019, the Company and certain direct or indirect wholly-owned subsidiaries of the Company entered into and completed certain transactions contemplated by an agreement of merger and business combination agreement (the “business combination agreement”) with affiliates of Vintage, providing for a series of transactions, including the acquisition by the Company of all of the outstanding equity interests in Buddy’s Newco, LLC (“Buddy’s), which operates substantially all of the Buddy’s Home Furnishings business (the “Merger”). The Special Committee and the board of managers of Buddy’s unanimously approved the Merger and the other transactions contemplated by the business combination agreement. As a result of the Merger, each common unit of Buddy’s outstanding immediately prior to the Merger (other than common units held by Buddy’s, the Company, or their respective subsidiaries) was exchanged for 0.091863 voting, non-economic preferred shares of the Company (the “Company preferred stock”) and 0.459315 common units of Franchise Group New Holdco, LLC, a wholly-owned direct subsidiary of the Company (“New Holdco”, and such common units, the “New Holdco common units”), each of which are, together with one-fifth of a share of Company preferred stock, redeemable on exchange for shares of Common Stock pursuant to the certificate of designation for the Company preferred stock and the limited liability company agreement of New Holdco after an initial six-month lockup period.

In connection with the execution of the business combination agreement, the Special Committee and the Board also unanimously approved certain amendments (the “Amendments”) to the Company’s Second Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”). The Amendments provide for, among other things, changing the Company’s name to “Franchise Group, Inc.”; increasing the number of authorized shares of the Company to 200,000,000, of which authorized shares 180,000,000 shares will be Common Stock and 20,000,000 shares will be preferred stock of the Company, par value $0.01 per share (“Preferred Stock”) (including the Company preferred stock); a requirement that all holders of Common Stock will receive consideration in the same form and of the same kind and amount, calculated on a per share basis, in certain fundamental transactions; and that certain transactions with persons owning 20% or more of the then outstanding Common Stock will require (i) the approval of 66-2/3% of the voting power of the Company’s capital stock held by unaffiliated stockholders, (ii) the approval of independent directors or (iii) the satisfaction of certain price requirements. In addition, certain other conforming and ministerial changes to the Certificate of Incorporation were approved in connection with the changes described above. Pursuant to the business combination agreement, the Board adopted a resolution setting forth the Amendments and declaring its advisability, and the Voting Stockholders adopted the Amendments through the Written Consent. Each of the Voting Stockholders had previously entered into agreements with the Company on July 10, 2019 pursuant to which the Voting Stockholders agreed to, among other things, vote all of their shares of Common Stock and Company preferred stock in favor of the Amendments (or consent to the Amendments). A copy of the form of the Amendments is attached to this Information Statement as Appendix A.

This Information Statement is being sent to you to notify you of the adoption of the Amendments and shall constitute notice to you of the Voting Stockholders taking such action by written consent under Section 228 of the DGCL.

In order to eliminate the cost and time involved in holding a special meeting, and in order to adopt the Amendments as described in this Information Statement, the Voting Stockholders, which own collectively a majority of the voting power of our outstanding capital stock, executed and delivered the Written Consent to us in accordance with Sections 228 and 242 of the DGCL and our Bylaws, pursuant to a voting agreement entered into in connection with the execution of the business combination agreement.

This Information Statement is dated as of and is first being sent or given to our stockholders of record on or about [•], 2019. We are distributing this Information Statement to our stockholders in full satisfaction of any notice requirements we may have under the DGCL and Regulation 14C of the Exchange Act.

As of the Record Date, there were approximately 16,197,495 shares of our Common Stock issued and outstanding and entitled to notice of and to vote on all matters presented to stockholders, as well as approximately 1,616,667 shares of Company preferred stock, which each have the equivalent voting power of 5 shares of Common Stock. The required vote for the adoption of the Amendments, other than the amendment to increase the number of authorized shares of the Company, was a majority of the issued and outstanding shares of the Company entitled to vote. With respect to the amendment to increase the number of authorized shares of the Company, the required vote was a majority of the voting power of the Company’s outstanding capital stock, voting together as a single class. On July 29, 2019, the Voting Stockholders, as the holders of record of approximately 63.25% of the voting power of our outstanding capital stock as of July 26, 2019, executed the Written Consent approving the adoption of the Amendments. When actions are taken by written consent of less than all of the stockholders entitled to vote on a matter, Section 228 of the DGCL requires notice of the action to those stockholders who did not vote. The Voting Stockholders consist of B. Riley Financial, Inc. (“B. Riley”) and certain of its affiliates, Vintage and certain of its affiliates and each of the former equity holders of Buddy’s. Because stockholders holding a sufficient amount of the voting power of our capital stock have approved the Amendments, no other consents or votes will be solicited in connection with this Information Statement.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

Under federal securities laws, the Amendments may not become effective until 20 calendar days after the date of distribution of this Information Statement to our stockholders. Therefore, notwithstanding the execution and delivery of the Written Consent, the Certificate of Amendment will not be filed with the Secretary of State of the State of Delaware, and the Amendments will not be effective, until that time has elapsed.

Dissenters’ Rights of Appraisal

Under the DGCL, Company stockholders are not entitled to appraisal rights with respect to the adoption of the Amendments.

Proposals by Security Holders

No stockholder has requested that we include any additional proposals in this Information Statement.

Interest of Certain Persons In or Opposition to Matters to be Acted Upon

We are not aware of any substantial interest, direct or indirect, by our executive officers or directors that is in favor of or in opposition to the adoption of the Amendments, except for directors Brian R. Kahn, Andrew M. Laurence and Bryant R. Riley. Mr. Kahn serves as the founder and investment manager of Vintage, Mr. Laurence serves as a partner of Vintage and Mr. Riley serves as the Chief Executive Officer and Chairman of B. Riley. In connection with the execution of the business combination agreement, Vintage, B. Riley and certain of their affiliates each entered into a voting agreement, pursuant to which they agreed to, among other things, vote all of their shares of Common Stock and Company preferred stock in favor of the Amendments (or consent to the Amendments).

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth, as of July 26, 2019, information regarding beneficial ownership of our capital stock by:

•	each person, or group of affiliated persons, known by us to beneficially own more than 5% of our Common Stock;

•	each of our directors and director nominees;

•	each of our named executive officers; and

•	all of our current directors and executive officers as a group.

Beneficial ownership is determined according to the rules of the Securities and Exchange Commission (the “SEC”) and generally means that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power of that security, including options that are currently exercisable or exercisable within 60 days of July 26, 2019. Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the persons named in the table below have sole voting and investment power with respect to all shares of capital stock shown that they beneficially own.

Our calculation of the percentage of beneficial ownership is based on approximately 24,280,828 shares of Common Stock outstanding as of July 26, 2019 on an as-converted basis, which is based on approximately 16,197,495 shares of our Common Stock outstanding as of July 26, 2019 and the approximately 8,083,333 shares of Common Stock issuable upon redemption of the approximately 8,083,333 New Holdco common units and approximately 1,616,667 shares of Company preferred stock that were issued in connection with the Merger to the former members of Buddy’s. Each share of Company preferred stock has the equivalent voting power of 5 shares of Common Stock. The former Buddy’s members may elect, following an initial six-month lockup period to cause New Holdco and the Company to redeem (a) one New Holdco Unit and (b) one-fifth of a share of Company preferred stock, respectively, in exchange for one share of Common Stock.

Shares of Common Stock subject to stock options currently exercisable, or exercisable within 60 days of July 26, 2019, and RSUs for which shares are issuable within 60 days of July 26, 2019, are deemed to be outstanding for computing the percentage ownership of the person holding those securities and the percentage ownership of any group of which the holder is a member, but are not deemed outstanding for computing the percentage of any other person.

Unless otherwise noted below, the address for each of the stockholders in the table below is c/o Liberty Tax, Inc., 1716 Corporate Landing Parkway, Virginia Beach, Virginia 23454.

	Shares of Common Stock Beneficially Owned
	Number	Voting Percent
5% Stockholders:
B. Riley Financial, Inc. (1)	3,105,728	12.8%
Cannell Capital, LLC (2)	1,992,622	8.2%
Nantahala Capital Management, LLC (3)	1,113,849	4.6%
Vintage Capital Management, LLC (4)	8,986,095	37.0%

Named Executive Officers and Directors:
Matthew Avril	—	*
Nicholas E. Bates (5)	—	*
Patrick A. Cozza	—	*
Thomas Herskovits	2,671	*
Brian R. Kahn (6)	8,986,095	37.0%
Andrew M. Laurence	—	*
Lawrence Miller	—	*
G. William Minner, Jr.	—	*
Nicole Ossenfort (7)	149,082	*
Michael S. Piper	69,068	*
Bryant R. Riley (8)	3,105,728	12.8%
Shaun York	37,650	*
Kenneth M. Young	—	*
All executive officers and directors as a group (15 persons) (9)	12,350,294	50.9%
The shares of Common Stock listed in the table above are rounded up to the nearest whole share.
* Represents beneficial ownership of less than 1%.

(1) Based on Amendment No. 2 to the Schedule 13D filed by B. Riley Financial, Inc., BRC Partners Opportunity Fund, LP, B. Riley Capital Management, LLC, BRC Partners Management GP, LLC, B. Riley FBR, Inc., Dialectic Antithesis Partners, LP, and BR Dialectic Capital Management, LLC. (collectively, “B. Riley”) on July 12, 2019, including notice that B. Riley Financial, Inc. has sole voting and investment power as to 2,005,353 shares of Common Stock and shared voting and investment power as to 1,100,375 shares of Common Stock; BRC Partners Opportunity Fund, LP has shared voting and investment power as to 475,000 shares of Common Stock; B. Riley Capital Management, LLC has shared voting and investment power as to 625,000 shares of Common Stock; BRC Partners Management GP, LLC has shared voting and investment power as to 475,000 shares of Common Stock; B. Riley FBR, Inc. has shared voting and investment power as to 475,375 shares of Common Stock; Dialectic Antithesis Partners, LP has shared voting and investment power as to 150,000 shares of Common Stock; and BR Dialectic Capital Management, LLC has shared voting and investment power as to 150,000 shares of Common Stock. The address for B. Riley is 21255 Burbank Boulevard, Suite 400, Woodland Hills, California 91367.

(2) Based on the Form 4 filed by Cannell Capital LLC (“Cannell”) on July 16, 2019. The address for Cannell is 245 Meriwether Circle, Alta, Wyoming 83414.

(3) Based on the Schedule 13G filed by Nantahala Capital Management, LLC, Wilmot B. Harkey and Daniel Mack (collectively, “Nantahala”) on February 14, 2019, including notice that it has sole voting and investment power with respect to these shares of Common Stock. The address for Nantahala is 19 Old Kings Highway S, Suite 200, Darien, Connecticut 06820.

(4) Based on Amendment No. 4 to Schedule 13D filed by Vintage Capital Management, LLC, Kahn Capital Management, LLC and Brian R. Kahn (collectively, the “Vintage Persons”) on July 11, 2019, including notice that (i) the Vintage Persons beneficially own approximately 4,158,484 shares of Common Stock, 4,827,611 New Holdco common units and 965,522 shares of Company preferred stock, which New Holdco common units and shares of Company preferred stock are redeemable for approximately 4,827,611 shares of Common Stock, (ii) the Vintage Persons share voting power with respect to approximately 6,073,467 shares of Common Stock (assuming the redemption of all New Holdco common units and shares of Company preferred stock beneficially owned by the Vintage Persons in exchange for shares of Common Stock) and (iii) Mr. Kahn has sole voting power with respect to approximately 2,912,628 shares of Common Stock (assuming the redemption of all New Holdco common units and shares of Company preferred stock beneficially owned by the Vintage Persons in exchange for shares of Common Stock). The address for Vintage is 4705 S. Apopka Vineland Road, Suite 206, Orlando, Florida 32819. The Vintage Persons disclaim beneficial ownership of these shares and units for all purposes.

(5) Mr. Bates left the Company in June 2018.

(6) Mr. Kahn serves as the founder and investment manager of Vintage and disclaims beneficial ownership of these shares and units for all purposes.

(7) Ms. Ossenfort left the Company in June 2019.

(8) Mr. Riley serves as Chief Executive Officer and Chairman of B. Riley and disclaims beneficial ownership of these shares.

(9) Includes Mr. Turner who was named Interim Chief Executive Officer in June 2019 and Scott Terrell who was named Chief Information Officer in August 2019. Neither Mr. Turner nor Mr. Terrell beneficially owns any shares.

DESCRIPTION OF STOCKHOLDER ACTION

Background and Summary of the Amendments

In connection with the execution of the business combination agreement, the Special Committee and the Board unanimously approved the Amendments. The Special Committee determined that, in light of the new anticipated strategic direction of the Company and increased ownership of certain parties following the completion of the transactions contemplated by the business combination agreement, the Certificate of Incorporation should be amended to implement certain changes.

The Amendments make the following changes to the Certificate of Incorporation, which are described in greater detail below:

•	Changes the Company’s name to “Franchise Group, Inc.”;

•
Increases the number of authorized shares of the Company to 200,000,000, of which authorized shares 180,000,000 shares will be Common Stock and 20,000,000 shares will be Preferred Stock (including the Company preferred stock);

•
Provides a requirement that all holders of Common Stock will receive consideration in the same form and of the same kind and amount, calculated on a per share basis, in certain fundamental transactions; and

•
Provides that certain transactions with persons owning 20% or more of the then outstanding Common Stock will require (i) the approval of 66-2/3% of the voting power of the Company’s capital stock held by unaffiliated stockholders, (ii) the approval of independent directors or (iii) the satisfaction of certain price requirements.

In addition, certain other conforming and ministerial changes to the Certificate of Incorporation were approved in connection with the changes described above.

Name Change

The Special Committee and the Board have unanimously approved an amendment to the Certificate of Incorporation to change the Company’s name from “Liberty Tax, Inc.” to “Franchise Group, Inc.” The name change reflects the Company’s recognition of its shift in strategic direction, in which the Board will evaluate the acquisition of or investment in other franchise-oriented or complementary businesses, including businesses that are not presently subject to franchising arrangements but that have the potential to be franchised in the future.

Voting and other rights of the Common Stock will not be affected by the change of the Company’s name. All outstanding stock certificates representing Common Stock issued prior to the effective date of the change in the Company’s name will continue to represent shares of Common Stock, remain valid and will not be retired or need to be returned to the Company or its transfer agent for reissuance. The Company also intends to change its ticker symbol and has reserved the ticker symbol “FRG” on the OTC Markets.

Increase in Authorized Capital Stock

Purpose and Effect

The Company’s Certificate of Incorporation currently authorizes us to issue 25,000,000 shares, of which 22,000,000 are shares of Common Stock and 3,000,000 shares are shares of Preferred Stock (including the Company preferred stock). As of July 26, 2019, there were approximately 16,197,495 shares of Common Stock issued and outstanding and 1,616,666 shares of Company preferred stock issued and outstanding. The Special Committee and the Board have unanimously approved an amendment to the Certificate of Incorporation to increase the number of authorized shares of the Company to 200,000,000, of which authorized shares 180,000,000 shares will be Common Stock and 20,000,000 shares will be Preferred Stock (including the Company preferred stock).

The increase in the number of shares of capital stock of the Company will not have any immediate effect on the rights of our existing stockholders. However, the Board will have the authority to issue shares of Common Stock or Preferred Stock at such times, for such purposes and for such consideration as the Board may determine to be appropriate without requiring future stockholder approval of such issuances, except as may be required by applicable law or applicable stock exchange regulations. At the present time, we have no definitive plans, proposals or arrangements, written or otherwise, to issue any of the additional shares of our capital stock that will become available as a result of the increase in our authorized shares of capital stock, other than that certain subscription agreement (the “Post-Closing Subscription Agreement”) pursuant to which Tributum, L.P., an affiliate of Vintage (“Tributum”), pursuant to which Tributum committed to purchase from the Company shares of Common Stock at a purchase price of $12.00 per share in addition to shares of Common Stock that Tributum purchased from the Company at the same purchase price of $12.00 per share in connection with the closing of the Merger on July 10, 2019. The number of shares to be purchased pursuant to the Post-Closing Subscription Agreement is dependent on certain factors, which are set forth in the Post-Closing Subscription Agreement and the Current Report on Form 8-K filed by the Company with the SEC on July 11, 2019.

The Board believes that the increase in authorized shares of capital stock is desirable in order to provide us with a greater degree of flexibility to issue shares of its capital stock, without the expense and delay of a special stockholders’ meeting, in connection with future equity financings, future opportunities for expanding the business through investments or acquisitions, management incentive and employee benefit plans and for other general corporate purposes.

To the extent that additional authorized shares of capital stock of the Company are issued in the future, they will decrease our existing stockholders’ percentage equity ownership.

Possible Anti-Takeover Effects of this Amendment

This amendment to increase the Company’s authorized capital stock was not approved by the Board in response to any specific effort of which the Board is aware to obtain control of the Company, and the Board does not intend or view the proposed increase in authorized Common Stock and Preferred Stock as an anti-takeover measure. However, the ability of the Board to authorize the issuance of the additional shares of Common Stock and Preferred Stock could have the effect of discouraging or preventing a hostile takeover.

Addition of Certain Corporate Governance Protections

The Special Committee and the Board have also unanimously approved amendments to the Certificate of Incorporation to add certain corporate governance protections for stockholders in light of the increased concentration in the ownership of our capital stock following the Merger. The Amendments provide a requirement that all holders of Common Stock will receive consideration in the same form and of the same kind and amount, calculated on a per share basis, in certain fundamental transactions and provide that certain transactions with persons owning 20% or more of the then outstanding Common Stock will require (i) the approval of 66-2/3% of the voting power of the Company’s capital stock held by unaffiliated stockholders, (ii) the approval of independent directors or (iii) the satisfaction of certain price requirements. In addition, certain other conforming and ministerial changes to the Certificate of Incorporation were approved in connection with the Amendments.

Vote Required

The required vote for the adoption of the Amendments, other than the amendment to increase the number of authorized shares of the Company, was a majority of the issued and outstanding shares of the Company entitled to vote. With respect to the amendment to increase the number of authorized shares of the Company, the required vote was a majority of the voting power of the Company’s outstanding capital stock, voting together as a single class.

ADDITIONAL INFORMATION

The Company is subject to the information and reporting requirements of the Exchange Act and in accordance with the Exchange Act, the Company files periodic reports, documents and other information with the SEC relating to its business, financial statements and other matters, including the Company’s Annual Report on Form 10-K for the year ended April 30, 2019, and any reports prior to or subsequent to that date.

The Company’s filings with the SEC are also available to the public from the SEC’s website, http://www.sec.gov. The Company’s Annual Report on Form 10-K for the year ended April 30, 2019, and other reports filed under the Exchange Act (including this Information Statement), will be furnished without charge to stockholders upon written request directed to the Company’s Corporate Secretary at 1716 Corporate Landing Parkway, Virginia Beach, Virginia 23454.

As permitted by the SEC, only one copy of this Notice and this Information Statement is being delivered to stockholders residing at the same address, unless such stockholders have notified the Company of their desire to receive multiple copies of this Notice and this Information Statement. This is known as householding. The Company will promptly deliver, upon request, separate copies of this Notice and this Information Statement to any stockholder residing at an address to which only one copy was mailed. Requests for additional copies of this Notice and this Information Statement should be directed to the Corporate Secretary in writing at 1716 Corporate Landing Parkway, Virginia Beach, Virginia 23454, Attention: Corporate Secretary, or by email at kathleen.curry@libtax.com.

The Company will pay the cost of preparing, filing and mailing this Notice and this Information Statement.

Sincerely,

Andrew M. Laurence Chairman of the Board of Directors Liberty Tax, Inc.

Appendix A

AMENDMENT TO CERTIFICATE OF INCORPORATION

CERTIFICATE OF AMENDMENT TO THE
SECOND AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION OF
LIBERTY TAX, INC.

Pursuant to Section 242 of the General Corporation Law of the State of Delaware

Liberty Tax, Inc., a Delaware corporation (hereinafter called the “Corporation”), does hereby certify as follows:

FIRST: Article I of the Corporation’s Second Amended and Restated Certificate of Incorporation, as amended to date (the “Certificate of Incorporation”), is hereby amended to read in its entirety as set forth below:

The name of the Corporation is Franchise Group, Inc.

SECOND: Section 1 of Article IV of the Certificate of Incorporation, is hereby amended to read in its entirety as set forth below:

“Authorized Shares. The total number of shares of stock which the Corporation is authorized to issue is 200,000,000 shares, of which 180,000,000 shares shall be shares of Common Stock, par value $0.01 per share (the “Common Stock”), and 20,000,000 shares shall be shares of Preferred Stock, par value $0.01 per share (the “Preferred Stock”).”

THIRD: The Certificate of Incorporation is hereby amended by adding an Article IX immediately after Article VIII to read in its entirety as follows:

“Section 1. Definitions. For purposes of this Article IX, the following terms shall be defined as follows:

(a)	The terms “affiliate” and “associate” shall have the meanings given to such terms in Rule 12b-2 under the Exchange Act.

(b)
The term “Business Combination Agreement” shall mean that certain Agreement of Merger and Business Combination Agreement, dated as of July 10, 2019, by and among the Corporation, New Holdco, Buddy’s Newco, LLC, a Delaware limited liability company, Franchise Group B Merger Sub, LLC, a Delaware limited liability company and an indirect wholly-owned subsidiary of the Corporation, and Vintage RTO, L.P., a Delaware limited partnership, solely in its capacity as the representative of the members of Buddy’s Newco, LLC, as amended, restated or otherwise modified from time to time.

(c)
The term “Eligible Director” shall mean any member of the Board of Directors who (i) with respect to the Related Person that is the subject of a Related Person Transaction, (A) is not an affiliate or associate of such Related Person, (B) was not designated to the Board of Directors by such Related Person and (C) during the three-year period prior to such Related Person Transaction, has not received any material compensation or other material monetary amounts from, and does not otherwise have any material relationship with, such Related Person or any affiliate or associate of such Related Person (other than the Corporation or its Subsidiaries); and (ii) meets the independence requirements of (A) if the Common Stock is listed on a national securities exchange or in an inter-dealer quotation system which has requirements that a majority of the Board of Directors be independent, the listing standards of such national securities exchange or inter-dealer quotation system, or (B) if the Common Stock is not listed on a national securities exchange or in an inter-dealer quotation system which has requirements that a majority of the Board of Directors be independent, the listing standards of The Nasdaq Stock Market.

(d)
The term “Market Value” shall mean the average of the high- and low-quoted sales price on the date in question (or, if there is no reported sale on such date, on the last preceding date on which any reported sale occurred) of a share of the Common Stock on the principal United States securities exchange registered under the Securities Exchange Act of 1934, as amended, or any successor statute thereto (the “Exchange Act”), on which the Common Stock is listed or admitted to trading, or, if the Common Stock is not listed or admitted to trading on any such exchange, the mean between the closing high bid and low-asked quotations with respect to a share on such date as quoted on an inter-dealer quotation system or, if no such quotations are available, the fair market value on such date of a share of Common Stock as at least a majority of the Eligible Directors shall determine.

(e)
The term “New Holdco LLC Agreement” shall mean the First Amended and Restated Limited Liability Company Agreement of New Holdco, dated as of July 10, 2019, by and among New Holdco and its members, as amended, restated or otherwise modified from time to time.

(f)	The term “New Holdco” shall mean Franchise Group New Holdco, LLC, a Delaware limited liability company.

(g)	The term “Person” shall mean any individual, corporation, partnership, limited liability company, joint venture, association, trust, unincorporated organization or other entity.

(h)
The term “Related Person” shall mean any Person which, together with its affiliates and associates and all such other Persons with whom it or they are members of a “group” within the meaning of Rule 13d-5(b) under the Exchange Act, is the “beneficial owner,” within the meaning of Rule 13d-3 under the Exchange Act, of an aggregate of 20% or more of the outstanding Voting Stock. A Related Person, its affiliates and associates and all such other Persons with whom it or they are members of a “group” within the meaning of Rule 13d-5 under the Exchange Act shall be deemed to be a single Related Person for purposes of this Article IX; provided, however, that the members of the Board of Directors shall not be deemed to be associates or otherwise to constitute a Related Person solely by reason of their being members of the Board of Directors. A Person who is a Related Person as of (i) the time any definitive agreement relating to a Related Person Transaction is entered into, (ii) the record date for the determination of stockholders entitled to notice of and to vote on a Related Person Transaction or (iii) immediately prior to the consummation of a Related Person Transaction, shall be deemed a Related Person for purposes of this Article IX. Notwithstanding anything contained herein to the contrary, no Person shall be deemed to be a member of a “group” within the meaning of Rule 13d-5(b) under the Exchange Act solely by virtue of being a party to the Business Combination Agreement or any agreements entered into in connection therewith, including the New Holdco LLC Agreement.

(i)
The term “Related Person Transaction” shall mean (i) any merger, amalgamation, combination, recapitalization, consolidation or share exchange of the Corporation or any Subsidiary with a Related Person, or any purchase or redemption by the Corporation of capital stock of the Corporation held by a Related Person (other than (A) any purchase or redemption that is offered or applies to all holders of Common Stock on a pro rata basis in accordance with their relative ownership of Common Stock, and (B) any purchase or redemption that is effected in the form of a net settlement or net exercise of any equity incentives issued from time to time to any Related Person, including any Related Person that serves as a member of the Board of Directors), (ii) any sale, lease, exchange, transfer or other disposition other than in the ordinary course of business to or with a Related Person of any assets of the Corporation or a Subsidiary having an aggregate fair market value equal to the greater of (A) $5,000,000 and (B) 5% of the aggregate fair market value of all of the assets of the Corporation and its Subsidiaries, taken as a whole, measured as of the last day of the month ended immediately prior to the execution of definitive documentation in respect of any such sale, lease, exchange, transfer or other disposition, as determined in good faith by a majority of the Eligible Directors, (iii) the issuance by the Corporation to a Related Person of any shares of Voting Stock or securities convertible into or exercisable for such shares (other than (1) by way of pro rata distribution to all stockholders, (2) pursuant to any “poison pill” or similar plan that may be adopted from time to time by the Corporation, (3) in connection with the acquisition by the Corporation or any Subsidiary thereof of any Person (or all or substantially all of the assets thereof) in which a Related Person has an ownership interest so long as such ownership interest is less than 5% of the outstanding equity interests of such Person, (4) pursuant to a widely dispersed and underwritten public offering effected by the Corporation, (5) if issued to any such Related Person in connection with such Related Person’s service on the Board of Directors or (6) if issued upon the conversion or exchange of a security issued by the Corporation or a Subsidiary, if the issuance of such security was approved, to the extent required by this Article IX, in accordance with this Article IX) having an aggregate fair market value equal to the greater of (A) $5,000,000 and (B) 5% of the aggregate fair market value of all of the Voting Stock then outstanding, or (iv) any agreement, contract or other arrangement or understanding providing, directly or indirectly, for any of the transactions described in this Section 1(i) of Article IX. Notwithstanding anything to the contrary herein, none of the following shall constitute a “Related Person Transaction”: (1) any of the transactions contemplated by the Business Combination Agreement, including the tender offer by the Corporation for all of the then outstanding shares of Common Stock in accordance with the Business Combination Agreement, the Subscription Agreement, a TRA or any registration rights agreement or voting agreement entered into in connection with the Business Combination Agreement, (2) any financing arrangements in effect as of the date hereof and (3) the issuance of shares of Common Stock (including to any Related Person) upon the redemption of (A) units of New Holdco and (B) shares of voting non-economic preferred stock of the Corporation issued pursuant to the Business Combination Agreement in accordance with the terms of the New Holdco LLC Agreement and the certificate of designation of such voting non-economic preferred stock of the Corporation.

(j)
The term “Sale of the Corporation” shall mean, whether in a single transaction or a series of related transactions, any sale or other disposition (whether by merger, amalgamation, combination, recapitalization, consolidation, share exchange, sale of capital stock, dissolution or otherwise) of (i) the Corporation, (ii) any Subsidiary that owns all or substantially all of the assets of the Corporation and its Subsidiaries, taken as a whole, or (iii) all or substantially all of the assets of the Corporation and its Subsidiaries, taken as a whole.

(k)
The term “Subscription Agreement” shall mean that certain Post-Closing Subscription Agreement, dated as of July 10, 2019, by and between Tributum, L.P., and the Corporation in connection with the transactions contemplated by the Business Combination Agreement.

(l)
The term “Subsidiary” shall mean any Person (i) in which the Corporation owns, directly or indirectly, an amount of the voting securities, voting partnership interests or other voting rights sufficient to elect at least a majority of such Person’s board of directors or other governing body (or, if there are no such voting interests, 50% of the equity interests of such Person) or (ii) of which the Corporation or any Subsidiary is a general partner, manager, managing member or the equivalent.

(m)
The term “TRA” shall mean (i) that certain Income Tax Receivable Agreement, dated as of July 10, 2019, by and among the Corporation and the other parties thereto (as amended, restated or modified from time to time with the approval of a majority of the Eligible Directors), and (ii) any agreement entered into after the date hereof with Persons that are not Related Persons prior to the entry into any such agreement, the subject matter of which is substantially similar to that of the agreement referred to in the immediately preceding clause (i).

(n)	The term “Voting Stock” shall mean any shares of capital stock of the Corporation entitled to vote in the election of the Corporation’s directors.

Section 2. Sale of the Corporation. In any Sale of the Corporation, all holders of Common Stock shall have the right to receive consideration of the same form and of the same kind and amount, calculated on a per share basis, with respect to such Common Stock; provided, however, that the foregoing requirement shall not apply to (a) any customary equity rollover of any officers or employees of the Corporation or its Subsidiaries in connection with or relating to such Sale of the Corporation, (b) any securities of any Person issuable in connection with any Sale of the Corporation to the extent one or more stockholders of the Corporation is legally prohibited from receiving such securities, including if (i) any such stockholder is not an accredited investor or qualified institutional buyer under applicable securities laws or (ii) the securities of such other Person are not registered under the Exchange Act and could not be issued to any such stockholder without first being registered under the Exchange Act, provided that any consideration to be paid to any such stockholder in lieu of the issuance of such securities thereto shall consist of cash equal to the fair market value of the consideration issued to other holders of Common Stock, on a per share basis, as determined in good faith by a majority of the Eligible Directors, or (c) any amounts payable by or on behalf of the Corporation in connection with such Sale of the Corporation pursuant to a TRA. For the avoidance of doubt, the terms of this Section 2 of Article IX shall be deemed satisfied in the case of any Sale of the Corporation in which the holders of Common Stock have identical rights to elect to receive different forms or kinds of consideration in connection with such Sale of the Corporation.

Section 3. Related Person Transactions. In addition to any other vote required by this Second Amended and Restated Certificate of Incorporation or applicable law, the affirmative vote of the holders of not less than 66-2/3% of the outstanding Voting Stock held by stockholders other than a Related Person by or with whom or on whose behalf, directly or indirectly, a Related Person Transaction is proposed, voting as a single class, shall be required for the approval or authorization of such Related Person Transaction; provided, however, that such 66-2/3% stockholder voting requirement shall not be applicable and shall not be required, and such Related Person Transaction shall only require the vote required, if any, by applicable law or any other provision of this Second Amended and Restated Certificate of Incorporation, if either:

(a)	such Related Person Transaction is approved by at least 66-2/3% of the Eligible Directors; or

(b)	all of the following conditions are satisfied:

(i)
the aggregate amount of cash and the fair market value of the property, securities or other consideration to be received (including, without limitation, in the event of a Related Person Transaction upon consummation of which the Corporation would be the surviving corporation or would continue to exist (unless it is provided, contemplated or intended as part of such Related Person Transaction that a plan of liquidation or dissolution of the Corporation will be effected), shares of Common Stock or other capital stock of the Corporation retained by stockholders of the Corporation (other than Related Persons who are involved in such Related Person Transaction)) per share of capital stock of the Corporation in such Related Person Transaction by the holders of capital stock of the Corporation, other than the Related Person involved in such Related Person Transaction, shall not be less than the highest of (A) the highest per share price (including brokerage commissions, soliciting dealers’ fees and dealer-management compensation, and with appropriate adjustments for recapitalizations, stock splits, stock dividends and like transactions and distributions) paid by such Related Person in acquiring any of its holdings of such class or series of capital stock within the twelve-month period immediately preceding the date the proposal for such Related Person Transaction was first communicated to the Corporation or publicly announced, (B) the highest per share Market Value of such class or series of capital stock within the twelve-month period immediately preceding the date the proposal for such Related Person Transaction was first communicated to the Corporation or publicly announced and (C) the book value per share of such class or series of capital stock, determined in accordance with generally accepted accounting principles, as of the last day of the month immediately preceding the date the proposal for such Related Person Transaction was first publicly announced;

(ii)
except for any customary equity rollover of any officers or employees of the Corporation or its Subsidiaries in connection with or relating to such Related Person Transaction or any amounts payable by the Corporation pursuant to a TRA, the consideration to be received in such Related Person Transaction by holders of capital stock of the Corporation other than the Related Person involved in such Related Person Transaction shall, except to the extent that a stockholder agrees otherwise as to all or part of the shares of capital stock which such stockholder owns, be in the same form and of the same kind as the consideration paid by such Related Person in acquiring the same class or series of capital stock of the Corporation already owned by it; provided, however, that if such Related Person has paid for capital stock of the Corporation with varying forms of consideration, the form of consideration for shares of capital stock acquired in such Related Person Transaction by such Related Person shall either be cash or the form used to acquire the largest number of shares of capital stock previously acquired by it; and

(iii)
a proxy statement that complies with the requirements of the Exchange Act and regulations promulgated thereunder, whether or not the Corporation is then subject to such requirements, shall be mailed to the stockholders of the Corporation for the purpose of soliciting stockholder approval of such Related Person Transaction and shall contain at the front thereof, in a prominent place, (A) any recommendations as to the advisability (or inadvisability) of the Related Person Transaction which an Eligible Director may choose to state and (B) the opinion of a reputable investment banking firm selected by a majority of the Eligible Directors as to the fairness of the terms of such Related Person Transaction, from a financial point of view, to the stockholders (other than such Related Person) of the Corporation.

Section 4. Beneficial Ownership. A Related Person shall be deemed for purposes of this Article IX to have acquired a share of the capital stock of the Corporation at the time when such Related Person became the beneficial owner (as such term is defined in Section 1(h) of this Article IX) thereof.  With respect to shares of the capital stock of the Corporation owned by affiliates, associates and other Persons whose ownership is attributed to a Related Person, if the price paid by such Related Person for such shares is not determinable, the price paid shall be deemed to be the higher of (i) the price paid upon acquisition thereof by the affiliate, associate or other Person or (ii) the Market Value of such shares at the time when the Related Person became the beneficial owner thereof.

Section 5. Fiduciary Duties. Nothing contained in this Article IX shall be construed to relieve any Related Person from any fiduciary duties such Related Person owes to the Corporation under applicable law.

Section 6. Amendment of this Article IX. Notwithstanding any other provision of this Second Amended and Restated Certificate of Incorporation or the Bylaws of the Corporation to the contrary, and notwithstanding that a lesser percentage may be permitted by applicable law, any amendment, addition, alteration, change or repeal of this Article IX, or any amendment of this Second Amended and Restated Certificate of Incorporation or the Bylaws of the Corporation inconsistent with or modifying or permitting circumvention of this Article IX, must first be proposed by the Board of Directors, including the affirmative vote of a majority of the Eligible Directors, at a duly constituted meeting of the Board of Directors called for such purpose, and thereafter approved by the affirmative vote of the holders of 66-2/3% of the then outstanding Voting Stock held by stockholders other than any Related Persons by or with whom or on whose behalf, directly or indirectly, such amendment, addition, alteration, change or repeal is proposed, voting as a single class.”

FOURTH: Article IX and Article X of the Certificate of Incorporation are hereby renumbered to reflect their respective correct heading, and any references to such Articles in the Certificate of Incorporation shall be updated accordingly.

FIFTH: The foregoing amendments to the Certificate of Incorporation were duly adopted in accordance with Sections 242 and 228 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be duly executed in its corporate name this [•] day of [•], 2019.

LIBERTY TAX, INC.

By:
Name:
Title: